Exhibit 99.1

KINDER MORGAN, INC. INCREASES QUARTERLY
DIVIDEND TO $0.30 PER SHARE

HOUSTON, July 20, 2011 – Kinder Morgan, Inc. (NYSE: KMI) today reported second quarter cash available to pay dividends of $154 million.  Through the first two quarters of the year, the company reported cash available to pay dividends of $405 million.
The board of directors increased the dividend for the second quarter to $0.30 per share ($1.20 annualized) from $.29 per share ($1.16 annualized), payable on Aug. 15, 2011, to shareholders of record as of Aug. 1, 2011.
Chairman and CEO Richard D. Kinder said, “KMI had a good second quarter and is on target to exceed its previously disclosed annual budget of $820 million in cash available to pay dividends.  We increased the dividend because of solid performance at Kinder Morgan Energy Partners, including acquisition and expansion opportunities that are exceeding our budget, which will result in higher distributions to KMI.”
KMI owns the general partner of Kinder Morgan Energy Partners, L.P. (NYSE: KMP), one of the largest publicly traded pipeline limited partnerships in America, and has limited partner interests in KMP and Kinder Morgan Management, LLC (NYSE: KMR).  Approximately 98 percent of the distributions KMI receives are attributable to KMP.  KMI also owns a 20 percent interest in Natural Gas Pipeline Company of America.
Please refer to KMP’s second quarter earnings news release (also distributed today) for more detailed information on KMP and KMR.
Kinder Morgan, Inc. (NYSE: KMI) is a leading pipeline transportation and energy storage company in North America.  It owns an interest in or operates more than 37,000 miles of pipelines and 180 terminals.  Its pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and its terminals store petroleum products and chemicals and handle such products as ethanol, coal, petroleum coke and steel.  KMI owns the general partner interest of
Kinder Morgan Energy Partners, L.P. (NYSE: KMP), one of the largest publicly traded pipeline limited partnerships in America.  Combined, KMP and KMI constitute the largest midstream energy entity in the United States with an enterprise value of over $55 billion.  For more information please visit www.kindermorgan.com.
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KMP – 2Q Earnings	Page 2

Please join Kinder Morgan at 4:30 p.m. Eastern Time on Wednesday, July 20, at www.kindermorgan.com for a LIVE webcast conference call on the company’s second quarter earnings.

CONTACTS
Emily Mir Thompson Media Relations (713) 369-8060	Mindy Mills Investor Relations (713) 369-9490 www.kindermorgan.com

The non-generally accepted accounting principles, or non-GAAP, financial measure of  cash available to pay dividends is presented in this news release.  This non-GAAP financial measure should not be considered as an  alternative to a GAAP measure such as net income or any other GAAP measure of liquidity or financial performance.  Cash available to pay dividends is a significant metric used by us and by external users of our financial statements, such as investors, research analysts, commercial banks and others, to compare basic cash flows generated by us to the cash dividends we expect to pay our shareholders on an ongoing basis.  Management uses this metric to evaluate our overall performance.  Cash available to pay dividends is also an important non-GAAP financial measure for our shareholders because it serves as an indicator of our success in providing a cash return on investment.  This financial measure indicates to investors whether or not we typically are generating cash flow at a level that can sustain or support an increase in the quarterly dividends we are paying.  Our dividend policy provides that, subject to applicable law, we will pay quarterly cash dividends generally representing the cash we receive from our subsidiaries less any cash disbursements and reserves established by our board of directors.  Cash available to pay dividends is also a quantitative measure used in the investment community because the value of a share of an entity like KMI that pays out all or a substantial proportion of its cash flow, is generally determined by the dividend yield (which in turn is based on the amount of cash dividends the corporation pays to its shareholders).  The economic substance behind our use of cash available to pay dividends is to measure and estimate the ability of our assets to generate cash flows sufficient to pay dividends to our investors.
We believe the GAAP measure most directly comparable to cash available to pay dividends is income from continuing operations.  A reconciliation of cash available to pay dividends to income from continuing operations is provided in this release.  Our non-GAAP measure described above should not be considered as an alternative to GAAP net income and has important limitations as an analytical tool. Our computation of cash available to pay dividends may differ from similarly titled measures used by others. You should not consider this non-GAAP measure in isolation or as a substitute for an analysis of our results as reported under GAAP.  Management compensates for the limitations of this non-GAAP measure by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision making processes.
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Although Kinder Morgan believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize.  Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include those enumerated in Kinder Morgan’s Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and those set forth herein under the caption “Other News.”
# # #

Kinder Morgan, Inc. and Subsidiaries
Preliminary Cash Available to Pay Dividends
(Non-GAAP, Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
KMP distributions to us:
From ownership of general partner interest (1)	$290.3	$258.5	$575.0	$509.8
On KMP units owned by us (2)	24.7	23.2	49.2	46.0
On KMR shares owned by us (3)	15.2	13.3	30.0	26.1
Total KMP distributions to us	330.2	295.0	654.2	581.9
NGPL PipeCo LLC’s distributions to us	5.5	-	9.9	16.5

Total distributions received	335.7	295.0	664.1	598.4
General and administrative expenses and sustaining capital expenditures	(3.1)	1.1	(5.2)	0.8
Interest expense	(5.7)	(4.4)	(80.9)	(78.4)

Cash available to pay dividends before cash taxes	326.9	291.7	578.0	520.8
Cash taxes	(172.7)	(152.0)	(172.7)	(151.1)

Cash available to pay dividends	$154.2	$139.7	$405.3	$369.7

Notes:
(1)
Based on (i) Kinder Morgan Energy Partners, L.P. (KMP) distributions of $1.14 and $2.27 per common unit paid in the three and six months ended June 30, 2011, respectively, and distributions of $1.07 and $2.12 per common unit paid in the three and six months ended June 30, 2010, respectively (versus the $1.15 and $2.29 per common unit declared for the three and six months ended June 30, 2011, respectively, and distributions of $1.09 and $2.16 per common unit declared in the three and six months ended June 30, 2010, respectively), (ii) 316.2 million and 298.2 million aggregate common unites, Class B units and i-units outstanding as of January 31, 2011 and January 29, 2010, respectively, (iii) 318.9 million and 299.7 million aggregate common units, Class B units and i-units outstanding as of April 29, 2011 and April 30, 2010, respectively and, (iv) with respect to the 7.9 million common units issued during 2010 that were deemed by us to be issued in connection with financing a portion of the acquisition of KMP’s initial 50% interest in the KinderHawk joint venture, we as general partner have waived receipt of its related incentive distributions from the second quarter 2010 through the end of 2011.

(2)	Based on 21.7 million KMP units owned by us multiplied by the KMP per unit distribution paid, as outlined in footnote (1) above.
(3)
Assumes that we sold approximately 0.3 million and 0.5 million Kinder Morgan Management, LLC (KMR) shares that we received as distributions in the three and six months ended June 30, 2011, respectively, and approximately 0.2 million and 0.4 million KMR shares that we received as distributions in the three and six months ended June 30, 2010, respectively, at the price used to calculate the number of KMR shares received in the quarterly distributions. We did not sell any KMR shares in 2011 or 2010. We intend periodically to sell the KMR shares we receive as distributions to generate cash.

Kinder Morgan, Inc. and Subsidiaries
Preliminary Consolidated Statement of Income
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues	$2,033.5	$1,990.9	$4,041.6	$4,148.5

Costs, expenses and other
Operating expenses	1,363.0	1,167.1	2,488.2	2,638.2
Depreciation, depletion and amortization	263.7	269.7	519.8	552.0
General and administrative	109.7	104.8	290.1	220.5
Taxes, other than income taxes	53.7	40.8	102.4	86.2
Other expense (income)	(13.2)	3.1	(12.5)	1.8
	1,776.9	1,585.5	3,388.0	3,498.7
Operating income	256.6	405.4	653.6	649.8

Other income (expense)
Earnings (loss) from equity investments	75.3	60.9	143.7	(313.3)
Amortization of excess cost of equity investments	(1.6)	(1.5)	(3.1)	(2.9)
Interest, net	(167.0)	(156.4)	(335.7)	(307.0)
Other, net	6.3	(2.3)	8.0	4.3
Income before income taxes	169.6	306.1	466.5	30.9

Income taxes	(87.8)	(45.8)	(183.7)	49.7
Net income from Continuing Operations	81.8	260.3	282.8	80.6

Loss from discontinued operations	(0.1)	-	(0.1)	(0.2)
Net income	81.7	260.3	282.7	80.4

Net (income) loss attributable to Noncontrolling Interests	50.4	(214.3)	4.4	(195.3)
Net income (loss) attributable to KMI	$132.1	$46.0	$287.1	$(114.9)

Basic Earnings per Common Share (1) (2)
Class P Shares	$0.19		$0.31
Class A Shares	$0.17		$0.29
Basic Weighted average common shares outstanding
Class P Shares	110.9		110.8
Class A Shares	596.1		596.2
Diluted Earnings per Common Share
Class P Shares	$0.19		$0.31
Class A Shares	$0.17		$0.29
Diluted Weighted average common shares outstanding
Class P Shares	110.9		110.8
Class A Shares	596.1		596.2
Declared dividend per share (3)	$0.30		$0.44

Notes:
(1)	Earnings per share not applicable to the three and six months ended June 30, 2010.
(2)
The Class A shares earnings per share as compared to the Class P shares earnings per share has been reduced due to the sharing of economic benefits (including dividends) amongst the Class A, B, and C shares.  Class A, B and C shares are owned by Richard Kinder, the Sponsor Investors, the Original Shareholders, and Other Management, are referred to as “investor retained stock,” and are convertible into a fixed number of Class P shares. In the aggregate, our investor retained stock is entitled to receive a dividend per share on a full converted basis equal to the dividend per share on our common stock.  The conversion of shares of investor retained stock into Class P shares will not increase our total fully-converted shares outstanding, impact the aggregate dividends we pay or the dividends we pay per share on our Class P common stock.

(3)
Six months 2011 dividend per share has been prorated for the portion of the first quarter Kinder Morgan, Inc. (KMI) was a public company ($0.14 per share).  If KMI had been a public company for the entire six months, the year to date declared dividend would have been $0.59 per share ($0.29 and $0.30 per share for the first and second quarter of 2011, respectively).

Kinder Morgan, Inc. and Subsidiaries
Preliminary Reconciliation of Cash Available to Pay Dividends to Income from Continuing Operations
(Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Income from continuing operations (1)	$81.8	$260.3	$282.8	$80.6
Depreciation, depletion and amortization (1)	263.7	269.7	519.8	552.0
Amortization of excess cost of investments (1)	1.6	1.5	3.1	2.9
Loss (income) from equity investments (1)	(75.3)	(60.9)	(143.7)	313.3
Distributions from equity investments	70.9	52.1	135.7	101.9
Distributions from equity investments in excess of cumulative earnings	47.5	36.0	131.1	109.9
KMP certain items (2)	159.9	4.1	247.7	157.5
KMI purchase accounting (3)	(2.4)	(4.3)	(6.0)	(17.1)
Interim capital transaction(4)	-	(166.6)	-	(166.6)
Difference between cash and book taxes	(101.0)	(115.4)	(7.9)	(212.4)
Difference between cash and book interest expense for KMI	35.6	34.4	2.2	(1.0)
Sustaining capital expenditures (5)	(49.7)	(48.3)	(85.8)	(81.1)
KMP declared distribution on its limited partner units owned by the public (6)	(338.6)	(299.7)	(662.3)	(583.9)
Other (7)	60.2	176.8	(11.4)	113.7

Cash available to pay dividends	$154.2	$139.7	$405.3	$369.7

Notes:
(1)	Consists of the corresponding line items in the preceding Preliminary Unaudited Consolidated Statement of Income.
(2)
Consists of items such as hedge ineffectiveness, legal and environmental reserves, gain/loss on sale, insurance proceeds from casualty losses, and asset disposition expenses. Three months 2011 includes $165 million increase to KMP's legal reserve attributable to rate case litigation involving the company’s products pipelines on the West Coast.  Six months 2011 also includes KMP's portion ($87 million) of a $100 million one-time bonus expense incurred, which KMP is required to recognize in accordance with generally accepted accounting principles.  However, KMP has no obligation, nor did it pay any amounts in respect to such bonuses. In May of 2011 we paid for the $100 million of special bonuses, which includes the amounts allocated to KMP, using $64 million (after-tax) in available earnings and profits reserved for this purpose and not paid in dividends to our Class A shareholders. KMP adds back these certain items in its calculation of distributable cash flow used to determine its distribution. For more information, see KMP's 2nd Quarter 2011 Earnings Release furnished on Form 8-K with the SEC on July 20, 2011.

(3)	Consists of non-cash purchase accounting adjustments related to the Going Private Transaction primarily associated with non-cash income recognized from the revaluation of KMP’s crude hedges.
(4)
Three months 2010 amount includes an interim capital transaction (ICT Distribution) wherein a portion of KMP’s partnership distributions for the second quarter of 2010 (which it paid in the third quarter of 2010) was a distribution of cash from an ICT Distribution rather than a distribution of cash from operations.

(5)	We define sustaining capital expenditures as capital expenditures that do not expand the capacity of an asset.
(6)
Declared distribution multiplied by limited partner units outstanding on the applicable record date less units owned by us. Includes distributions on KMR shares. KMP must generate the cash to cover the distributions on the KMR shares, but those distributions are paid in additional shares and KMP retains the cash. We do not have access to that cash.

(7)
Consists of items such as timing and other differences between earnings and cash (for example, a lag between when earnings are recognized and distributions are paid, including distributions to us by KMP), the elimination of any earnings from our formerly owned Power segment, KMI certain items, including, for the six months 2011, KMI's portion ($13 million) of the one-time bonus described in footnote (2) above, and KMP's cash flow in excess of its distributions.

Kinder Morgan, Inc. and Subsidiaries
Preliminary Consolidated Balance Sheet
(Unaudited)
(In millions)

	June 30, 2011	December 31, 2010
ASSETS

Cash and cash equivalents - KMI (1)	$2	$373
Cash and cash equivalents - KMP (1)	353	129
Other current assets	1,277	1,285
Property, plant and equipment, net - KMI (1)	2,405	2,468
Property, plant and equipment, net - KMP (1)	14,823	14,603
Investments - KMI (1)	404	405
Investments - KMP (1)	3,908	3,886
Goodwill - KMI (1)	3,597	3,597
Goodwill - KMP (1)	1,231	1,234
Deferred charges and other assets	970	928
TOTAL ASSETS	$28,970	$28,908

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Short-term debt:
KMI (1) (2) (3)	$399	$751
KMP (1)	991	1,262
Other current liabilities	1,641	1,630
Long-term debt:
KMI (1) (4)	2,780	2,780
KMP (1)	10,416	10,277
Preferred interest in general partner of KMP	100	100
Value of interest rate swaps	705	656
Deferred income taxes	2,144	2,093
Other long-term liabilities	991	820
Total liabilities	20,167	20,369

Shareholders’ Equity
Accumulated other comprehensive loss	(114)	(137)
Other shareholders’ equity (5)	3,542	-
Other members’ equity (5)	-	3,576
Total KMI equity	3,428	3,439
Noncontrolling interests	5,375	5,100
Total shareholders’ equity	8,803	8,539
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$28,970	$28,908

KMI’s debt, net of its cash and cash equivalents (6)	$3,213	$3,196

Distributions received from KMP and other equity investees (7)	$1,299	$1,239

Debt to Distributions Received	2.5	2.6

Notes:
(1)
KMI amounts include its consolidated subsidiaries, excluding KMP. KMP amounts do not include allocations of purchase accounting adjustments associated with our 2007 Going Private Transaction.  These allocations have been applied to KMI’s amounts so that KMP’s amounts agree to its Second Quarter 2011 Earnings Release furnished on Form 8-K with the SEC on July 20, 2011.

(2)	2010 amount includes $750.0 million of 5.35% senior notes paid on January 5, 2011 with cash on hand and KMI’s bank facility.
(3)	Amounts include $2 million and $1 million as of June 30, 2011 and December 31, 2010, respectively, for allocations of purchase accounting adjustments related to KMP as described in footnote (1) above.
(4)
Amounts include ($41) million and ($44) million as of June 30, 2011 and December 31, 2010, respectively, for allocations of purchase accounting adjustments. Amounts also include $3 million and $5 million as of June 30, 2011 and December 31, 2010, respectively, for allocations of purchase accounting adjustments related to KMP as described in footnote (1) above.

(5)	On February 10, 2011, we converted from a Delaware limited liability company to a Delaware corporation.
(6)
Amounts include only KMI’s short-term and long-term debt, net of its cash and its cash equivalents and exclude allocation of purchase accounting adjustments described in footnotes (3) and (4) above and the preferred interest in general partner of KMP.

(7)
Distributions received from equity investees is shown net of KMI’s G&A and sustaining capital expenditures over last 12 months.  Amounts exclude the $170 million impact of the Interim Capital Transaction.